UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2004

IMPCO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-15143	91-1039211
(Commission File Number)	(IRS Employer Identification No.)

16804 Gridley Place

Cerritos, California 90703

(Address of principal executive offices) (Zip Code)

(562) 860-6666

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K/A

IMPCO TECHNOLOGIES, INC.

Cerritos, California

December 30, 2004

Item 1.01 Entry into a Material Definitive Agreement

On October 25, 2004, IMPCO Technologies, Inc. (“ IMPCO”) reported on Form 8-K that it had entered into an Equity Interest Purchase Agreement (the “Agreement”) on October 22, 2004 with Mariano Costamagna and Pier Antonio Costamagna, each a natural person and a citizen and resident of the Italian Republic (collectively the “Founders”), B.R.C. Società a Responsabilità Limitata, an Italian limited liability company (“BRC”), and M.T.M. Società a Responsabilità Limitata, an Italian limited liability company (“MTM”).

Pursuant to the Agreement, IMPCO has agreed subject to certain terms and conditions to purchase a 50% equity interest in BRC from the Founders in exchange for $37.6 million, of which approximately $10.0 million will be paid in cash and the remainder in 5,098,284 shares of IMPCO common stock.

Upon the closing of the transaction contemplated by the Agreement, IMPCO will own 100% of the equity interest of BRC. The Agreement represents an acceleration of IMPCO’s rights to acquire the remaining equity interest of BRC. IMPCO had acquired an initial 50% equity interest in BRC in July of 2003 pursuant to the exercise of an Option Agreement dated October 3, 2002.

On December 23, 2004 the Company entered into a loan agreement with MTM, a wholly owned subsidiary of BRC, pursuant to which the Company borrowed $22.0 million from MTM, and entered into certain agreements ancillary thereto. The purpose of the loan was to permit the Company to fulfill certain conditions precedent to the closing of the Agreement. One condition is the discharge of all debt and related obligations the Company has pursuant to that certain Securities Purchase Agreement dated July 18, 2003 with Bison Capital Structured Equity Partners, LLC (“Bison”). This condition was satisfied by payment in-full to Bison on December 29, 2004.

The closing of the acquisition is subject to certain additional conditions and contingencies including that IMPCO complete an equity financing with net proceeds of approximately $15 million.

Item 9.01. Financial Statements and Exhibits

(a)	Pro Forma Combined Unaudited Financial Information for IMPCO for the Year Ended December 31, 2003 and the Nine Months Ended September 30, 2004.

(b)	Audited Financial Statements of the Business Acquired for the Years Ended December 31, 2001, 2002 and 2003.

(c)	Interim Unaudited Condensed Consolidated Financial Statements for the Business Acquired for the Nine Months Ended September 30, 2003 and 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPCO TECHNOLOGIES, INC.

Date: December 30, 2004	By:	/s/ Nickolai A. Gerde
Nickolai A. Gerde
Chief Financial Officer

PRO FORMA COMBINED UNAUDITED FINANCIAL INFORMATION

The following tables set forth unaudited combined financial information for IMPCO and BRC on an historical and pro forma basis reflecting the acquisition of the equity interests in BRC and IMPCO, accounted for as a purchase as if the acquisition had occurred on September 30, 2004 with respect to the balance sheet data and as of January 1, 2003 with respect to the statement of operations data. This information is only a summary and should be read in conjunction with the historical financial statements of IMPCO and BRC, including the respective notes thereto, incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information.” The per share pro forma data in the following table are presented for comparative purposes only and are not necessarily indicative of the combined financial position or results of operations in the future or what the combined financial position or results of operations would have been had the acquisition been completed during the periods, or as of the date for which this pro forma data is presented.

The IMPCO and BRC historical unaudited combined financial information as of and for the nine months ended September 30, 2004, have been prepared on the same basis as the historical information derived from audited financial statements, and in the opinion of their respective management, contain all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of results of operations for such periods.

The pro forma condensed combined balance sheet as of September 30, 2004 is presented on the basis of the unaudited consolidated balance sheets for IMPCO and BRC as of September 30, 2004, respectively, in thousands of U.S. Dollars. The BRC balance sheet was translated at the prevailing exchange rate at September 30, 2004 of 1.233 U.S. Dollars to the Euro. The unaudited pro forma adjustments were derived for the balance sheet as if each of (1) the 50% acquisition of the remaining equity interest in BRC by IMPCO, (2) the prepayment by IMPCO of the Bison secured senior subordinated promissory note of approximately $21.6 million and (3) the receipt by BRC of loan proceeds in the amount of $9.0 million from Italian lenders had all occurred on September 30, 2004.

The unaudited pro forma condensed combined statements of operations are intended to provide additional information regarding the effect of the pro forma adjustments on the condensed combined financial statements. The statements of operations for the year ended December 31, 2003 and for the nine months ended September 30, 2004 both present unaudited pro forma adjustments that were derived as if each of (1) the 50% acquisition of the remaining equity interest in BRC by IMPCO, (2) the prepayment by IMPCO of the Bison secured senior subordinated promissory note of approximately $21.6 million and (3) the receipt by BRC of loan proceeds in the amount of $9.0 million from Italian lenders had all occurred on January 1, 2003.

The financial statements and the pro forma adjustments that follow are preliminary, unaudited and subject to change.

IMPCO Technologies, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2004

	IMPCO	BRC	Pro Forma Adjustments	Ref.		Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$6,781	$13,247	$15,000	(a	)
			(10,435)	(b	)
			(21,625)	(d	)
			9,000	(e	)	$11,968

Accounts receivable, net	27,094	12,779	—			39,873
Inventory, net	16,834	10,431	—			27,265
Prepaid expenses and other	2,145	1,086	—			3,231
Deferred income taxes	129	593	(593)	(c	)	129

Total Current Assets	52,983	38,136	(8,653)			82,466

Property, plant and equipment	27,158	18,222	(6,313)	(c	)	39,067
Less: accumulated depreciation	19,282	13,613	(13,613)	(c	)	19,282

Net property, plant and equipment	7,876	4,609	7,300			19,785
Net goodwill and intangibles	9,901	—	32,427	(c	)	42,328
Deferred tax assets, net	9,058	—	—			9,058
Investment in affiliates	26,532	1,011	38,035	(b	)
			(63,607)	(c	)	1,971
Other assets	3,539	2,783	(1,675)	(d	)	4,647

Total Assets	$109,889	$46,539	$3,827			$160,255

IMPCO Technologies, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2004

	IMPCO	BRC	Pro Forma Adjustments	Ref.		Pro Forma Combined
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$10,241	$14,096	$—			$24,337
Accrued payroll obligations	2,833	—	—			2,833
Other accrued expenses	4,423	3,754	—			8,177
Current revolving line of credit	9,943	—	—			9,943
Current portion - debt and leases	399	291	—			690

Total Current Liabilities	27,839	18,141	—			45,980
Term loans	18,968	951	(122)	(c	)
			2,096	(d	)
			(20,625)	(d	)
			9,000	(e	)	10,268
Capital leases	164	—	—			164
Other liabilities	1,330	3,096	—			4,426
Minority interest	2,638	—	—			2,638
Stockholders equity:
Common stock	19	1,850	3	(a	)
			5	(b	)
			(1,850)	(c	)	27
Additional paid in capital	132,780	272	14,997	(a	)
			27,595	(b	)
			(272)	(c	)
			1,786	(d	)	177,158
Shares held in the treasury	(360)	—	—			(360)
Accumulated (deficit) earnings	(72,994)	21,936	(21,936)	(c	)
			(6,557)	(d	)	(79,551)
Accumulated comprehensive income (loss)	(495)	293	(293)	(c	)	(495)

Total Stockholders’ Equity	58,950	24,351	13,478			96,779

Total Liabilities and Stockholders’ Equity	$109,889	$46,539	$3,827			$160,255

IMPCO Technologies, Inc.

Unaudited Pro Forma Statement of Operations

As of December 31, 2003

	IMPCO	BRC	Pro Forma Adjustments	Ref.		Pro Forma Combined
Revenue	$74,740	$36,280	—			$111,020
Costs and expenses	75,221	36,806	1,265	(f	)	113,292

Operating loss	(481)	(526)	(1,265)			(2,272)
Interest income	—	(96)	73	(g	)	(23)
Interest expense.	4,039	337	(1,665)	(g	)	2,711

Income (loss) from operations before equity share in losses of unconsolidated affiliates and income taxes	(4,520)	(767)	327			(4,960)
Equity share in losses of unconsolidated affiliates	1,107	159	(862)	(h	)	404
Income tax expense	668	239	—			907

Income (loss) from operations before minority interest	(6,295)	(1,165)	1,189			(6,271)
Minority interest in income (loss) of consolidated subsidiaries	605	—	—	(m	)	605

Net income (loss)	(6,900)	$(1,165)	$1,189			(6,876)

Net loss per share:
Basic	$(0.41)					$(0.28)

Diluted	$(0.41)					$(0.28)

Number of shares used in per share calculation:
Basic	16,643		7,876	(ii	)	24,519

Diluted	16,643		7,876	(ii	)	24,519

IMPCO Technologies, Inc.

Unaudited Pro Forma Statement of Operations

As of September 30, 2004

	IMPCO	BRC	Pro Forma Adjustments	Ref.		Pro Forma Combined
Revenue	$91,146	$38,738	—			$129,884
Costs and expenses	83,343	35,015	933	(j	)	119,291

Operating income	7,803	3,723	(933)			10,593
Interest income	—	(86)	65	(k	)	(21)
Interest expense	4,163	85	(3,416)	(k	)	832

Income from operations before equity share and income taxes	3,640	3,724	2,418			9,782
Equity share in (income) loss of unconsolidated affiliates	(718)	(310)	907	(l	)	(121)
Income tax expense	1,498	1,795	1,075	(m	)	4,368

Income from operations before minority interest	2,860	2,239	436			5,535
Minority interest in income (loss) of consolidated subsidiaries	853	—	—			853

Net income	$2,007	$2,239	$436			$4,682

Net income per share:
Basic	$0.11					$0.18

Diluted	$0.10					$0.17

Number of shares used in per share calculation:
Basic	18,595		7,876	(ii	)	26,471

Diluted	19,704		7,876	(ii	)	27,580

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The notes to the unaudited pro forma condensed combined financial statements that follow are intended to provide additional information regarding the effect of the pro forma adjustments on the condensed combined financial statements. The unaudited pro forma condensed combined financial statements give effect to IMPCO acquiring the remaining 50% ownership interest in BRC as of September 30, 2004 for the balance sheet and as of January 1, 2003 for the statements of operations for the fiscal year ended December 31, 2003 and the nine months ended September 30, 2004.

( a ) A pro forma adjustment is recognized to give effect to the net cash proceeds of 15.0 million resulting from a public offering and issuance of approximately 2.5 million shares of IMPCO’s common stock.

( b ) A proforma adjustment is recognized to give effect to the $37.6 million purchase price for the remaining 50% equity interests in BRC by IMPCO. The purchase price consists of cash in the amount of $10.0 and approximately 5.1 million shares of IMPCO common stock valued at $27.6 million. Investment in affiliates on the balance sheet also includes direct acquisition costs of $435,000 for the fairness opinion provided to the IMPCO board of directors by Adams Harkness and up to $135,000 in legal expenses incurred by BRC to be paid by IMPCO.

( c ) A pro forma adjustment is used to record the acquisition of the 50% equity interest in BRC in accordance with the purchase method of accounting for business combinations. In July 2003, IMPCO acquired a 50% interest in BRC and has accounted for the acquisition of BRC using the equity method of accounting, which gave rise to an amount of $25.6 corresponding to IMPCO’s investment in BRC as part of investment in affiliates on IMPCO’s September 30, 2004 consolidated balance sheet. With the acquisition of the remaining 50% of BRC, IMPCO is required to fully consolidate the financial results of BRC and in accordance with the purchase method of accounting, IMPCO shall (1) allocate the combined purchase prices of $25.6 million and $37.6 million for the July 2003 50% acquisition and the September 30, 2004 50% acquisition, respectively, and identified direct expenses related to the remaining 50% acquisition of BRC totaling $435,000 over the fair value of the net assets and liabilities acquired, (2) eliminate fully upon consolidation the revised investment in BRC totaling $63.6 million (3) adjust property, plant and equipment by a net effect of $7.3 million to reflect an adjustment of fixed assets from net book value to fair value (4) adjust the carrying value of term loans by a net effect of $0.1 million to reflect a below market rate on approximately $1.2 million of Ministry of Industry loans at interest rates below market (5) eliminate $0.6 million in deferred tax asset based on a preliminary assessment of the recoverability of deferred taxes following the acquisition and (6) recognize separately as goodwill on the consolidated balance sheet an amount of $32.4 representing the excess of the purchase prices of 100% of BRC over the fair value of the net assets and liabilities acquired of approximately $31.2 million. The preliminary determination of goodwill was based on the purchase price allocation used in July 2003 when the initial 50% acquisition of BRC was completed. The following table sets forth the preliminary determination of goodwill (in thousands of U.S. Dollars) based on the excess of purchase price over the fair value of the net assets and liabilities acquired:

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS—(continued)

		Amount ($000)
Investments in BRC:
Initial 50% acquisition and expenses		$25,572
Remaining 50% acquisition
Cash	10,000
Common stock	27,600	37,600

Other direct expenses		435

Total		63,607

Fair value of net asset and liabilities acquired:
BRC net assets and liabilities acquired		24,351
Fair value adjustment for fixed assets	7,878
Less: amortization expense July 2003 to September 30, 2004	578	7,300

Fair value adjustment of subsidized Ministry of Industry loans	132
Less: amortization expense July 2003 to September 30, 2004	10	122

Fair value adjustment of deferred tax asset		(593)

Total		31,180

Excess of purchase price over fair value of net asset and liabilities acquired		$32,427

( d ) A pro forma adjustment is recognized to show the prepayment of the Bison secured senior subordinated promissory note in the amount of approximately $21.6 million including a principal amount of $20.0 million and accrued interest of approximately $0.6 million and a 5% prepayment penalty of $1.0 million. Interest expense is recorded as a reduction of accumulated earnings on the unaudited pro forma condensed combined balance sheet in the amount of approximately $6.6 million consisting of (1) a prepayment penalty of $1.0 million, (2) a write-off of the remaining $2.1 million associated with the Bison loan discount of $2.8 million, (3) a write-off of $1.7 million in connection with unamortized deferred charges related to the Bison loan and (4) a write-off of $1.8 million related to unamortized warrant costs associated with 500,000 warrants provided to Bison in July 2003.

( e ) A pro forma adjustment is recognized for the $9.0 million proceeds to cash and a corresponding long-term debt obligation on the part of BRC in connection with loan agreements with Italian lenders.

( f ) A pro forma adjustment is recognized in the amount of $788,000 and $477,000 as depreciation expense related to the cost differential between the acquired book value of property, plant and equipment for BRC of approximately $4.6 million and its appraised value of approximately $12.5 million and the effect on operating expense for the increased salaries during 2003 for Mariano and Piero Costamagna, respectively. A remaining useful life of 10 years is used to amortize the gross fair value adjustment of approximately $7.9 million for the fixed asset adjustment and the employment agreements that take effect immediately following the acquisition, Messrs. Costamagna salaries increase from approximately $120,500 to $360,000.

( g ) A pro forma adjustment is recognized in the amount of $1.7 million as reduced interest expense on the unaudited pro forma condensed combined statement of operations for 2003 related to actual interest paid to Bison during the period of July 2003 to December 2003 in the amount of $1.0 million and actual amortization expense of prepaid interest costs related to the Bison loan in the amount of $0.8 million offset by increased interest expense related to the BRC loan of $9.0 million at an interest rate of 3.5% per annum in the amount of approximately $0.1 million and the amortization of the fair value adjustment of the Ministry of Industry loans in the amount of approximately $15,000, respectively. A pro forma adjustment to reduce interest income is recognized in the amount of $73,000 related to the reduced cash holdings of BRC during 2003 following the advance to IMPCO in the form of an intercompany loan an amount totaling $13.0 million. The following table sets forth the pro forma adjustments for 2003 (in thousands of U.S. dollars):

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS—(continued)

Fiscal year ended December 31, 2003		Amount ($000)
Interest expense during 2003 related to the Bison loan recognized as a pro forma (reduction) of interest expense:
Interest paid to Bison	$(1,044)
Amortization of loan discount	(233)
Amortization of stock warrants issued	(290)
Amortization of debt issuance costs	(257)	(1,824)

Interest expense related to the BRC $9.0 million recognized as a pro forma increase to interest expense in 2003		144

Interest expense related to the amortization of the fair value adjustment of the Ministry of Industry loans in 2003		15

Pro forma interest expense adjustment		$(1,665)

Pro forma interest (income) adjustment during 2003 reflecting reduced interest income due to $13.0 million in cash reserves loaned to IMPCO at the time of acquisition		$73

( h ) A pro forma adjustment is recognized in the amount of $0.9 million as a reduction of equity share in loss of unconsolidated affiliate on the unaudited pro forma condensed combined statement of operations for 2003. This adjustment consists of IMPCO’s 50% share in the actual losses of BRC in the amount of $544,000 recognized on the 2003 statement of operations of IMPCO for the period of July 2003 through December 2003. The pro forma adjustment also reflects the reduction of the actual amortization expense recorded from July 2003 to December 2003 in the amount of $318,000 in relation to the amortization of the cost differentials for property, plant and equipment and the subsidized interest rates related to the Ministry of Industry loans.

( ii ) A pro forma adjustment is used to give effect to the additional shares outstanding during 2003 in the amount of 7.9 million shares resulting from the issuance of approximately 5.1 million shares to the sellers of the remaining 50% in BRC and approximately 2.8 million shares issued in connection with the $15.0 million public offering.

( j ) A pro forma adjustment is recognized in the amount of $591,000 and $342,000 as depreciation expense related to the cost differential between the acquired book value of property, plant and equipment for BRC of approximately $4.6 million and its appraised value of approximately $12.5 million and the effect on operating expense for the increased salaries during the nine months ended September 30, 2004 for Mariano and Piero Costamagna, respectively. A remaining useful life of 10 years is used to amortize the gross fair value adjustment of approximately $7.9 million for the fixed asset adjustment and the employment agreements that take effect immediately following the acquisition, Messrs. Costamagna salaries increase from approximately $120,500 to $360,000.

( k ) A pro forma adjustment is recognized in the amount of $3.4 million as reduced interest expense on the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2004 related to actual interest paid to Bison in the amount of $1.7 million, actual amortization expense of prepaid interest costs related to the Bison loan in the amount of $1.4 million and PIK interest totaling $0.6 million in connection to loan defaults that occurred in 2003 offset by increased interest expense related to the BRC loan of $9.0 million at an interest rate of 3.5% per annum in the amount of approximately $0.2 million and the amortization of the fair value adjustment of the Ministry of Industry loans in the amount of approximately $11,000, respectively. A pro forma adjustment to reduce interest income is recognized in the amount of $65,000 related to the reduced cash holdings of BRC during 2004 following the advance to IMPCO in the form of an intercompany loan an amount totaling $13.0 million. The following table sets forth the pro forma adjustments for the nine months ended September 30, 2004 (in thousands of U.S. dollars):

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS—(continued)

Nine months ended September 30, 2004		Amount ($000)
Interest expense during 2004 related to the Bison loan recognized as a pro forma (reduction) of interest expense:
Interest paid to Bison	$(1,688)
PIK interest resulting from covenant default	(625)
Amortization of loan discount	(422)
Amortization of stock warrants issued	(479)
Amortization of debt issuance costs	(449)	(3,663)

Interest expense related to the BRC $9.0 million recognized as a pro forma increase to interest expense in 2004		236

Interest expense related to the amortization of the fair value adjustment of the Ministry of Industry loans in 2004		11

Pro forma interest expense adjustment		$(3,416)

Pro forma interest (income) adjustment during 2004 reflecting reduced interest income due to $13.0 million in cash reserves loaned to IMPCO at the time of acquisition		$65

( l ) A pro forma adjustment is recognized in the amount of $0.9 million as an increase of equity share in income of unconsolidated affiliate on the unaudited pro forma condensed combined statement of operations for 2003. This adjustment consists of IMPCO’s 50% share in the actual income of BRC in the amount of $1,177,000 recognized on the statement of operations of IMPCO for the nine months ended September 30, 2004. The pro forma adjustment also reflects the reduction of the actual amortization expense recorded during the same period of 2004 in the amount of $270,000 in relation to the amortization of the cost differentials for property, plant and equipment and the subsidized interest rates related to the Ministry of Industry loans.

( m ) A pro forma adjustment is recognized as additional income tax expense in the amount of approximately $0.0 million and $1.1 million on the pro forma statements of operations for the fiscal year ended December 31, 2003 and the nine months ended September 30, 2004, respectively. For the fiscal year ended 2003, the $0.0 million pro forma adjustment is based on the presence of a loss before equity share in unconsolidated affiliates including the effect of the pro forma adjustment of $327,000. The approximate $1.1 million pro forma adjustment is based on a 40% effective tax rate applied to the total of income before equity share in income of unconsolidated income of $2.4 million and the pro forma adjustment for the amortization expense of $0.3 million included as part of the equity share in unconsolidated affiliates in connection with the amortization of the costs differentials for property, plant and equipment and the subsidized loans.

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and

Shareholders of BRC S.r.l.

We have audited the accompanying consolidated balance sheets of BRC S.r.l. and its subsidiaries as of December 31, 2002 and 2003, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the three years ended December 31, 2001, 2002 and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BRC S.r.l. and its subsidiaries as of December 31, 2002 and 2003 and the consolidated results of operations and cash flows for the three years ended December 31, 2001, 2002 and 2003, in conformity with accounting principles generally accepted in the United States.

/s/ RECONTA ERNST & YOUNG S.P.A.

Milan, Italy

March 5, 2004

BRC S.R.L.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2002 and 2003

(In thousands of Euros)

	2002	2003
Assets
Current Assets:
Cash and cash equivalents	€5,883	€1,752
Trade receivables, less allowance for doubtful accounts of €1,086, and €988, respectively	6,706	4,743
Receivables from related parties	2,975	2,372
Inventory, net (Note 3)	10,331	8,554
Prepaid expenses and other current assets	861	510
Deferred income taxes (Note 7)	565	737

Total Current Assets	27,321	18,668
Property, plant and equipment (Note 4)	14,052	14,749
Less: Accumulated depreciation	(9,440)	(10,524)

Net property, plant and equipment	4,612	4,225
Investments in affiliated companies	443	537
Loans to affiliated companies	—	1,920
Other non current assets	666	630

Total Assets	€33,042	€25,980

Liabilities and Quotaholders’ Equity

Current Liabilities:
Short-term borrowings (Note 6)	€266	€—
Current portion of long-term debt	4,356	143
Accounts payable	4,344	2,810
Payables to related parties	680	361
Income taxes payable (Note 7)	—	24
Accrued expenses and other current liabilities (Note 8)	1,428	1,570

Total Current Liabilities	11,074	4,908
Long-term debt (Note 9)	950	976
Employees severance indemnities (Note 10)	1,717	1,897
Other non current liabilities	50	—
Deferred income taxes (Note 7)	485	436

Total Non Current Liabilities	3,202	3,309
Quotaholders’ Equity:
Ordinary quota, authorized 1,500,000 shares, issued and outstanding, par value €1.00 each	1,500	1,500
Additional paid in capital	221	221
Retained earnings	16,990	15,961
Other comprehensive income	55	81

Total Quotaholders’ Equity	18,766	17,763

Total Liabilities and Quotaholders’ Equity	€33,042	€25,980

The accompanying notes are an integral part of these financial statements.

BRC S.R.L.

CONSOLIDATED INCOME STATEMENTS

For the years ended December 31, 2001, 2002 and 2003

(In thousands of Euros)

	2001	2002	2003
Net sales	€33,540	€33,729	€31,709
Other revenues	781	956	338

Total revenues	34,321	34,685	32,047
Costs and Operating expenses:
Cost of materials	15,357	17,262	16,616
Costs of external services	6,365	6,185	6,082
Salaries, wages and employee benefits	8,186	7,809	7,814
Depreciation and amortization	1,384	1,058	1,084
Other operating expenses	834	394	617

Total costs and operating expenses	32,126	32,708	32,213
Operating income	2,195	1,977	(166)
Interest expense	(926)	(694)	(305)
Interest income	40	37	92
Foreign exchange losses, net	1,048	1,948	299
Equity share in losses of unconsolidated affiliates	—	369	140
Other income	—	956	—

Income (loss) before taxes	261	(41)	(818)
Income taxes	783	1,037	211

Net loss	€(522)	€(1,078)	€(1,029)

The accompanying notes are an integral part of these financial statements.

BRC S.R.L.

CONSOLIDATED STATEMENTS OF CHANGES IN QUOTAHOLDERS’ EQUITY

For the years ended December 31, 2001, 2002 and 2003

(In thousands of Euros)

	Ordinary Quota	Additional Paid in Capital	Retained Earnings	Other Comprehensive Income (Loss)	Total Quotaholders’ Equity
As at December 31, 2000	€1,500	€—	€18,590	€(10)	€20,080
Foreign exchange translation adjustment				129	129
Net loss			(522)		(522)

Total comprehensive loss					(393)

As at December 31, 2001	1,500	—	18,068	119	19,687
Additional paid in capital		221			221
Foreign exchange translation adjustment				(64)	(64)
Net loss			(1,078)		(1,078)

Total comprehensive loss					(1,142)

As at December 31, 2002	1,500	221	16,990	55	18,766
Foreign exchange translation adjustment				26	26
Net loss			(1,029)		(1,029)

Total comprehensive loss					(1,003)

As at December 31, 2003	€1,500	€221	€15,961	€81	€17,763

The accompanying notes are an integral part of these financial statements.

BRC S.R.L.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2001, 2002 and 2003

(In thousands of Euros)

	2001	2002	2003
Cash flows from operating activities:
Net loss	€(522)	€(1,078)	€(1,029)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,384	1,058	1,084
Employees severance indemnities	210	223	180
Deferred taxes	(131)	300	(221)
Losses in equity investees	—	369	140
Gain on partial sale of Brazilian business	—	(953)	—
Changes in operating assets and liabilities:
Accounts receivable	4,878	(921)	2,566
Inventories	2,229	6,686	1,777
Prepaid expenses and other current assets	604	577	351
Other non-current assets	—	—	—
Accounts payable	(13,781)	(76)	(1,853)
Accrued expenses and other current liabilities	(675)	122	142
Income taxes	(1,770)	(106)	24
Other	(44)	(169)	(50)

Net cash provided by (used in) operating activities	(7,618)	6,032	3,111

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,266)	(526)	(709)
Disposals of property, plant and equipment	—	6,201	12
Proceeds on partial sale of Brazilian business	—	1,906	—
Investment in equity investees	—	(1,060)	(234)
Loans to affiliated companies	—	—	(1,920)
Increase in non-current assets	(75)	(217)	36

Net cash provided by (used in) investing activities	(1,341)	6,304	(2,815)

Cash flows from financing activities
Net change in short-term borrowings	3,151	(6,217)	(266)
Increase in long-term debt	5,582	688	163
Repayment of long-term debt	(555)	(2,136)	(4,350)

Net cash provided by (used in) financing activities	8,178	(7,665)	(4,453)

Translation adjustment	(40)	128	26

Net increase (decrease) in cash and cash equivalents	(821)	4,799	(4,131)
Cash and cash equivalents at beginning of year	1,905	1,084	5,883

Cash and cash equivalents at end of year	€1,084	€5,883	€1,752

	2001	2002	2003
Supplemental disclosures:
Cash paid during the period for:
Interest	€782	€623	€197
Taxes	€3,833	€831	€—

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2001, 2002 and 2003

(In thousands of Euros)

1. Basis of Presentation and Description of Business

The consolidated financial statements of BRC S.r.l. (“BRC” or the “Company”) include the accounts of the Company, of its wholly owned subsidiary MTM S.r.l. and of MTM’s wholly owned subsidiary BRC Argentina S.A. and majority owned subsidiaries BRC Brasil S.A. and NG LOG Armazens Gerais Ltda. All significant intercompany accounts and transactions have been eliminated. The Company has a 50% interest in the joint ventures WMTM and MTE and an 18.5% interest in Jehin and uses the equity method for reporting the results of these entities.

Prior to February 2001, MTM was owned directly by Mariano and Piero Costamagna. In February 2001, Mariano and Piero Costamagna incorporated BRC S.r.l. and contributed their shareholdings in MTM to BRC S.r.l. This contribution has been accounted for as a reorganization under common control under which it is assumed that BRC S.r.l. has been the parent company from January 1, 2001 for all periods presented. Consequently, the carrying amounts of MTM and its subsidiaries were not adjusted at their transfer dates in accounting for the reorganization and the Company’s quota capital has been reported in the consolidated financial statements as if outstanding since January 1, 2001.

On July 22, 2003, the shareholders of BRC completed the sale of 50% of the Company to IMPCO Technologies Inc., a U.S. Company.

The Company is a designer, manufacturer and supplier of fuel technology systems for automobiles that enable traditional internal combustion engines to run on alternative fuels such as propane and natural gas.

2. Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the accompanying financial statements. These policies are in conformity with accounting principles generally accepted in the United States and have been consistently applied.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents consist of time deposits and other short-term, highly liquid instruments with maturities of three months or less when acquired and are stated at cost, which approximates fair value.

Inventories

Inventories are stated at the lower of cost and market. Cost is determined using the weighted-average method. Elements of cost in inventories include raw materials, direct labor and manufacturing overhead. Any write-downs of inventory are recorded as an adjustment to the cost basis.

Property, Plant and Equipment

Property, plant and equipment is stated at cost and depreciated using the straight-line method over the following estimated useful lives:

Buildings	33 years
Machinery and equipment	10 years
Furniture and fittings	5 to 8 years

BRC S.R.L.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Impairment of Long-Lived Assets

The Company assesses its long-lived assets (primarily property, plant and equipment) for impairment whenever there is an indication that the carrying amount of the assets may not be recoverable. Recoverability is determined by comparing the estimated undiscounted cash flows expected from these assets to their respective net carrying values. The amount of impairment loss, if any, is measured as the difference between the net book value of the assets and their estimated fair value.

Investments in affiliates

Investments in affiliates which are not majority owned or controlled but for which the Company exercises significant influence are accounted for using the equity method.

Income Taxes

Income taxes provided by each entity are included in the consolidation in accordance with the applicable local laws. Deferred income taxes are accounted for under the liability method, in accordance with SFAS No. 109 Accounting for Income Taxes, and reflect the tax effects of all significant temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements and net operating loss carry-forwards. Valuation allowances are provided against deferred tax assets when it is more likely than not that a tax benefit will not be realized.

Investment tax credits are accounted for as a reduction in current income taxes in the year in which the credit arises.

Foreign Currency Translation

The Company’s reporting currency and functional currency is the Euro. The financial statements of the Company’s subsidiaries are measured using the local currency as the functional currency. With respect to the Brazilian and Argentine subsidiaries, revenues and expenses have been translated into Euros using the average exchange rate for the period and assets and liabilities have been translated using the period-end exchange rate. With respect to the Argentine subsidiary, at December 31, 2001 through January 10, 2002, there was no exchangeability between the Argentine Peso and foreign currencies. On January 11, 2002 when the exchange market first opened, the exchange rate was ARP 1.5 to Euro 1. Under US GAAP, when exchangeability between two currencies is temporarily lacking at the balance sheet date, the first subsequent rate at which exchange could be made shall be used as of the balance sheet date.

The resulting cumulative translation adjustments have been recorded as a separate component of Quotaholder’s equity. Translation adjustments resulting from changes in exchange rates affecting balance sheet and income statement items amount to (losses)/gains of €129, €(64) and €26, for the periods ended December 31, 2001, 2002 and 2003, respectively, and are presented in the Other Comprehensive Income.

Realized and unrealized foreign currency transaction gains and losses are included in the determination of net income.

Revenue Recognition

Revenues are recognized on product sales when title transfers, which generally corresponds to the date when products are shipped, and when collectibility is reasonably assured. Provisions for returns and other adjustments related to sales are provided in the same period the related sales are recorded on the basis of historical rates of return.

Research and Development Expenses

Research and development expenses are charged to expense as incurred.

Government Grants

The Company receives grants from Italian governmental entities to subsidize certain investments in plant and equipment and research and development expenditures. Grants are recognized when earned and there is no remaining risk of repayment. There is no remaining risk of repayment when the grant conditions are met or when there is no doubt that these conditions will be met in the future. Grants relating to plant and equipment are recorded as a reduction of the cost of the related assets. Grants relating to research and development expenditure are recorded in other revenues.

BRC S.R.L.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During 2001, 2002 and 2003, the Company recognized government grants relating to plant and equipment for nil, €133 and nil, respectively, and relating to research and development expenditure for €31, €507 and €137, respectively.

Statement of Cash Flows

Short-term borrowings arise primarily under the Company’s short-term lines of credit with its banks. These short-term obligations are payable on demand. The cash flows from these items are included under the caption “Net change in short-term borrowings” in the Consolidated Statements of Cash Flows.

Shipping and Handling Costs

Shipping and handling costs on product sales are classified in costs for external services and amount to €454, €373 and €362, for the years ended December 31, 2001, 2002 and 2003, respectively.

3. Inventory, Net

	December, 31 2002	December, 31 2003
Raw materials	€7,810	€6,189
Work in progress	217	203
Finished goods	2,621	2,501

Total inventory	10,648	8,893
Inventory valuation reserve	(317)	(339)

Inventory, net of reserve	€10,331	€8,554

4. Property, Plant and Equipment

	December, 31 2002	December, 31 2003
Machinery and equipment	€11,522	€11,813
Office furniture and equipment	1,013	1,106
Vehicles	563	525
Other	954	1,305

Total property plant and equipment	14,052	14,749
Accumulated depreciation	(9,440)	(10,524)

Net property plant and equipment	€4,612	€4,225

In July 2002, the Company sold all its land and buildings to IMCOS2 S.r.l., a real estate investment company controlled by the shareholders of BRC, and to a leasing company, which then leased the land and buildings to IMCOS2 under capital lease arrangements. The portion of these land and buildings that were previously used by BRC were then leased back to BRC under operating lease arrangements. The remaining portion of the land and buildings were previously leased by BRC to a related company and a third party. As the sale-and-leaseback was undertaken between companies under common control, the transaction has been accounted for at historical cost and, consequently, the excess of the sale price over the carrying value of the land and buildings of €221 has been credited to additional paid-in capital.

The terms of the rental agreement between BRC and IMCOS2 S.r.l. require that the Company does not terminate the rental agreement until eight years have expired.

BRC S.R.L.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5. Investments in Affiliates

In February 2001, the Company acquired a 50% stake in MTE S.r.l. for €25. MTE supplies the Company with electronic components for its fuel systems. The amount at which the investment is carried equals the amount of underlying equity in net assets.

In March 2002, the Company acquired a 18.5% stake in Jehin Engineering Company Ltd., a Korean manufacturer of fuel technology systems for €260. In accordance with the share purchase agreement, BRC was able to appoint a member of the Board of Directors. In view of the influence that BRC gained through board membership, the investment has been accounted for using the equity method. The amount at which the investment is carried equals the amount of underlying equity in net assets.

In October 2001, BRC Brasil Ltda. (“BRC Brasil”) signed a joint venture agreement with White Martin Gases Industriais S.A. (“WM”), a Brazilian company and subsidiary of Praxair, Inc., by which BRC and WM (the “joint venture partners”) agreed to establish a joint venture for the development, manufacture and supply of fuel technology systems in the Brazilian market. Pursuant to the agreement, the joint venture partners agreed to invest jointly up to a maximum of US$4 million in the first three years of operations. In May 2002, the joint venture partners gave effect to the joint venture agreement and established WMTM Equipamentos de Gases Ltda. (“WMTM”) owned 50% by each joint venture partner with an initial cash investment of €819. At the same time the joint venture partners established another 50-50 owned company, BRC Gas Equipment Ltda. (“BRCGE”), with the objective of succeeding BRC Brasil in its activity of importation and sale of BRC’s products on the Brasilian market until such time as WMTM had become fully operational. BRC Brasil subscribed to the creation of BRCGE by contributing the inventories and certain other assets for a value of €717. MTM has also provided a bank guarantee to WMTM for an amount of €1,500, which was subsequently reduced to €819. In exchange for entering into the joint venture agreement, BRC Brasil received from WM US$2.2 million. The agreement also required that BRC Brasil pay WM a certain amount in the event that BRCGE failed to achieve a stipulated level of earnings before interest, income taxes, depreciation and amortization, as defined (“EBITDA”). Conversely, WM would pay BRC Brasil if the EBITDA exceeded the stipulated level of earnings before interest, income taxes, depreciation and amortization, as defined. In 2003, the parties agreed that the stipulated level of EBITDA had not been achieved and, accordingly, BRC Brasil paid €98 and recorded this amount as a reduction of the US$2.2 million. The Company has accounted for this transaction in accordance with EITF 01-2 Interpretations of APB Opinion No. 29 and has recognized a partial gain in 2002 of €953, representing 50% of the excess of the fair value of the assets given up over the carrying value of such assets. The remaining 50% has been recorded as a reduction of the carrying value of the Company’s investment in the joint venture companies.

In August 2003 BRCGE ceased operations and in September 2003 was merged into WMTM. The carrying value of the investment in WMTM at December 31, 2003 in the amount of €605 has been classified as an equity investment.

For all the above investments, the amount at which the investment is carried equals the amount of the underlying equity in net assets.

In August 2003, BRC Brasil and WM each made loans to WMTM in the amount of 5,000,000 Real and each company subsequently made additional loans in the amount of 2,000,000 Real. The total of the loans made by BRC Brasil to WMTM of approximately €1,920 have been classified as loans to affiliated companies. The loans are non-interest bearing and are due in January 2005.

6. Short-Term Borrowings

At December 31, 2003, the Company has an unsecured line of credit amounting to approximately €1,300 with no outstanding balance. Additionally, the Company has up to a €4,500 line of credit secured by customer account receivable drafts, which has current availability of €2,198 and has no outstanding balance. The weighted average interest rate on these short-term borrowings was approximately 3.5% and nil per annum at December 31, 2002 and 2003. The lines of credit are callable on demand.

BRC S.R.L.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

7. Income Taxes

Italian and foreign income (losses) before income taxes are as follows:

	Year ended December 31, 2001	Year ended December 31, 2002	Year ended December 31, 2003
Italian	€808	€1,051	€(190)
Foreign	(547)	(1,092)	(628)

Total Italian and foreign income (losses) before income taxes	€261	€(41)	€(818)

Significant components of the provision for income taxes are as follows:

	Year ended December 31, 2001	Year ended December 31, 2002	Year ended December 31, 2003
Current	€914	€737	€432
Deferred	(131)	300	(221)

Total provision for income taxes	€783	€1,037	€211

A reconciliation between income taxes computed at the Italian statutory tax rate and the effective income tax provision is as follows:

	Year ended December 31, 2001	Year ended December 31, 2002	Year ended December 31, 2003
Income tax provision at the Italian statutory tax rate of 34%	€93	€14	€(278)
Effect of Italian IRAP	439	383	356
Aggregated effect of different foreign tax rates	(38)	(15)	—
Permanent Differences:
Non deductible expenses	46	42	17
Investment tax incentive	(375)	—	(70)
Other	—	25	(4)
Change in valuation allowance	618	588	190

Effective income tax provision	€783	€1,037	€211

The Italian “IRAP” tax is regional tax on productive activities, and has statutory rate of 4.25%. The IRAP tax is not deductible for corporate tax purposes. The IRAP tax base is similar to the corporate tax base, however does not permit a deduction for labor or interest.

The 2001 Italian investment tax incentive law was enacted in order to encourage capital investments in Italy. Companies are able to reduce their taxable income by up to 50% of the excess of new qualifying capital and other expenditures made in the second half of 2001 and in the year 2002 in fixed assets (tangibles and specified intangibles) over the average of the investments made in such assets during the five prior years. The incentive results in a current one time deduction and neither increases nor decreases the tax bases of the assets to compute future tax deductions for depreciation and amortization relating to investment deductions granted. In 2001 and 2003 the Company recognized a benefit from the investment deductions of €375 and €70, respectively.

BRC S.R.L.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The components of deferred income tax assets and liabilities at December 31, 2002 and 2003 are:

	December 31, 2002	December 31, 2003
Deferred tax asset	€1,771	€2,133
Less: valuation allowance	(1,206)	(1,396)

Deferred tax assets	565	737
Deferred tax liabilities	(485)	(436)

Net deferred tax asset (liability)	€80	€301

Principal items comprising net deferred income tax assets (liabilities) as of December 31, 2002 and 2003 are:

	December 31, 2002	December 31, 2003
Fixed assets	€(485)	€(407)
Warranty Provision	52	74
Inventories	163	327
Allowance for receivables	302	331
NOL carry-forwards	465	585
Equity investments	418	531
Foreign exchange losses	323	285
Other	48	(29)

Total deferred tax assets (liabilities)	1,286	1,697
Valuation allowance	(1,206)	(1,396)

Net deferred tax assets (liabilities)	€80	€301

At December 31, 2003, the Company had NOLs, in Argentina amounting to approximately €1,290 which expire in 2011 and in Italy amounting to €98 which do not expire. Utilization of these NOL’s is limited to future earnings of the related companies. The deferred tax asset valuation allowance is principally related to tax assets located in the Argentine and Brazilian tax jurisdictions.

8. Accrued Expenses and Other Current Liabilities

	December 31, 2002	December 31, 2003
Social Security and other contributions	€289	€299
Withholding taxes on payroll and other sundry taxes	274	308
Accrued employee compensation	489	547
Warranty provision	137	200
Accrued interest	54	2
Other	185	214

Total accrued expenses and other current liabilities	€1,428	€1,570

BRC S.R.L.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

9. Debt Payable

Debt payable is as follows:

	December 31, 2002	December 31, 2003
Loan from Interbanca bearing interest at 6.3%, due in 2003, unsecured	€2,143	€—
Loan from Cassa di Risparmio di Bra, bearing interest at 5.5%, due in 2003, unsecured	1,886	—
Loans from Ministry of Industry, pursuant to Law 46/82, for research and development and capital expenditures, repayable in annual installments through 2011, bearing interest at a subsidized rate of 3.25%	1,021	1,077
Other loans	257	42

Total Debt	5,307	1,119
Less: current portion	(4,357)	(143)

Non-current Portion	€950	€976

At December 31, 2003, long-term debt is repayable as follows:

Year ended December 31
2004	€143
2005	231
2006	107
2007	107
2008 and thereafter	531

Total debt	€1,119

10. Employees Severance Indemnities

The liability for severance indemnities relates primarily to the Company’s employees in Italy. The severance indemnity liability is calculated in accordance with local civil and labor laws based on each employee’s length of service, employment category and remuneration. There is no vesting period or funding requirement associated with the liability. The liability recorded in the balance sheet is the amount that the employee would be entitled to if the employee terminates immediately. The charge to earnings was €383, €381 and €391 for the years ended December 31, 2001, 2002 and 2003, respectively.

BRC S.R.L.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

11. Related Party Transactions

A detail of balances with related parties as of December 31, 2002 and 2003 is as follows:

	December, 31 2002	December, 31 2003
Receivables and advances:
WMTM Equipamentos de Gases Ltda.	€2,812	€2,317
BRC Gas Equipment Ltda.	137	—
MTE S.r.l.	8	1
Jehin Engineering Company Ltd.	18	54

Total receivables and advances	2,975	2,372

Payables:
MTE S.r.l.	322	185
Europlast S.r.l.	112	68
TCN S.r.l.	246	108

Total payables	€680	€361

In 2002 and 2003, the Company sold fuel technology systems to BRCGE for an amount of €882 and €85, respectively.

In 2002 and 2003, the Company sold fuel technology systems to WMTM for an amount of €3,399 and €2,914, respectively.

In 2001, 2002 and 2003, the Company acquired from its affiliate, MTE S.r.l., electronic components for its fuel technology systems for an amount of €746, €1,332 and €1,306, respectively. In 2002 and 2003, the Company paid rent to MTE in the amount of €6 and sold products to MTE in the amount of €37 and €29, respectively.

In 2001, 2002 and 2003, the Company acquired plastic components from Europlast S.r.l. for an amount of €310, €362 and €552, respectively, and iron-made elements from TCN S.r.l. for an amount of €577, €779 and €584, respectively. In 2003, the Company sold products to Europlast and TCN in the amount of €47 and €4, respectively. In 2003, the Company sold products and purchased products from MTM Hydro S.r.l in the amount of €14, and €7, respectively. In 2003, the Company received rent from and sold product to BM2 in the amount of €6 and €40, respectively. Europlast, TCN, MTM Hydro and BM2 are majority owned by the shareholders of the Company.

In 2001, 2002 and 2003, BRC rented an industrial building to TCN for €19, €11 and nil, respectively.

In 2002 and 2003, the Company leased buildings from IMCOS2 S.r.l., a related company, for an amount of €122 and €450, respectively.

12. Commitments and Contingencies

Litigation

The Company is involved in legal proceedings arising in the normal course of business. Management believes that, based on advice of legal counsel, the outcome of these proceedings will not have any material adverse effect on the Company’s financial statements.

BRC S.R.L.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Lease Commitments

The following are the minimum payments that will have to be made in each of the years indicated based on operating leases in effect as of December 31, 2003:

Year ended December 31
2004	€450
2005	450
2006	450
2007	450
2008	450
Thereafter	788

Total minimum lease payments	€3,038

Rental expense for all operating leases amounted to nil, €122 and €450 in the years ended December 31, 2001, 2002 and 2003, respectively. The major portion of these leases contain renewal options.

13. Financial Instruments

Off Balance Sheet Risk

The Company does not enter into forward exchange contracts or purchase foreign currency options to hedge firm sales/purchases commitments, anticipated but not yet committed sales/purchases and investments in debt securities denominated in foreign currency.

Concentration of Credit Risks

Financial instruments that potentially subject the Group to concentration of credit risks consist principally of cash investments and trade accounts receivable. The Group maintains cash and cash equivalents and short-term investments with financial institutions located in the various countries in which it operates. The Company selects only financial institutions with high credit standards for use in its investment strategies.

Concentration of credit risks and the risk of accounting loss with respect to trade receivables is generally limited due to the large number of the Company’s end customers. The Company generally does not require collateral with respect to goods and services provided in Italy, but it normally makes sales to foreign customers against secured letters of credit.

The Company’s two largest individual customers accounted for 10.5%, 18.9% and 22%, of net sales for the years ended December 31, 2001, 2002 and 2003, respectively.

Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in estimating its fair value disclosure for financial instruments.

Cash and cash equivalents—The carrying amount of cash and cash equivalents reported by the Company approximates their fair value.

Accounts receivable and payable—The carrying amount of accounts receivable and payable approximates their fair value.

Short and long-term debt—The fair value of long-term debt, as of December 31, 2002 and 2003, amounts to approximately €5,507and €934, respectively. The carrying amount of the Company’s other borrowings approximate their fair value. The fair values of the Company’s long-term debt are estimated using cash flow analyses, based on the Company’s incremental borrowing rates for similar types of borrowing arrangements.

BRC S.R.L.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

14. Subsequent Events

In January 2004, MTM exercised its put option for the disposal of a 10.5% portion of their shares held in Jehin at a price of €122, which approximates the purchase price net of the change in foreign exchange rate. The ownership of the shares is expected to be transferred in the second half of 2004. No significant gain or loss is anticipated as the put price approximates carrying value.

INTERIM (UNAUDITED) CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

BRC S.R.L.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2003 AND SEPTEMBER 30, 2004

(In thousands of Euros)

	December 31, 2003	September 30 2004
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	€1,752	€10,743
Trade receivables, less allowance for doubtful accounts of 988 and 1,111, respectively	4,743	10,249
Receivable from related parties	2,372	114
Inventory, net	8,554	8,459
Deferred tax assets	737	481
Other current assets	510	881

Total current assets	18,668	30,927

Property, plant and equipment	14,749	14,777
Less accumulated depreciation	(10,524)	(11,040)

Net property, plant & equipment	4,225	3,737
Investment in affiliates	537	820
Loans to affiliated companies	1,920	1,734
Other non-current assets	630	523

Total Assets	€25,980	€37,741

LIABILITIES AND QUOTAHOLDERS’ EQUITY
Current liabilities:
Accounts payable	€2,810	€10,863
Payables to related parties	361	568
Income taxes payable	24	196
Current portion of long-term debt	143	236
Accrued expenses and other liabilities	1,570	2,848

Total current liabilities	4,908	14,711

Long-term debt	976	771
Employee severance indemnities	1,897	2,128
Deferred income taxes	436	383
Commitments and contingencies	—	—
Quotaholders’ equity:
Ordinary quota, authorized 1,500,000 shares, issued and outstanding, par value E1.00 each	1,500	1,500
Additional paid-in capital	221	221
Accumulated earnings	15,961	17,788
Accumulated other comprehensive income	81	239

Total Quotaholders’ equity	17,763	19,748

Total Liabilities and Quotaholders’ Equity	€25,980	€37,741

The accompanying notes are an integral part of these financial statements.

BRC S.R.L.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004

(In thousands of Euros)

(Unaudited)

	Nine Months Ended September 30,
	2003	2004
Revenue	€25,039	€31,598
Costs and operating expenses:
Cost of materials	13,557	15,624
Cost of external services	5,036	5,406
Salaries, wages and employee benefits	5,581	6,457
Depreciation and amortization	766	891
Other operating expenses	274	133

Total costs and operating expenses	25,214	28,511
Operating income	(175)	3,087

Interest expense	236	69
Interest income	(86)	(70)
Foreign exchange (gains) losses, net	42	(50)
Equity share in (income) loss of unconsolidated affiliates	177	(253)

Income (loss) before income taxes	(460)	3,291
Income taxes	240	1,464

Net income (loss)	€(700)	€1,827

The accompanying notes are an integral part of these financial statements.

BRC S.R.L.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004

(In thousands of Euros)

(Unaudited)

	Nine Months Ended September 30,
	2003	2004
Net cash provided by operating activities	€2,953	€9,085

Cash flows from investing activities:
Purchases of property, plant and equipment	(362)	(28)
Investment in equity investees	(274)	(30)
Loans to affiliated companies	(2,219)	(186)
Decrease in non-current assets	454	107

Net cash used in investing activities	(2,401)	(137)

Cash flows from financing activities:
Net change in short-term borrowings	(266)	—
Increase in long-term debt	(163)	—
Repayments of long-term debt	(3,950)	(112)

Net cash used in financing activities	(4,379)	(112)

Translation adjustment	64	155

Net increase (decrease) in cash and cash equivalents	(3,763)	8,991
Cash and cash equivalents at beginning of year	5,883	1,752

Cash and cash equivalents at end of year	€2,120	€10,743

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

(In thousands of Euros)

(Unaudited)

1. Basis of Presentation and Description of Business

The consolidated financial statements of BRC S.r.l. (“BRC” or the “Company”) include the accounts of the Company, of its wholly owned subsidiary MTM S.r.l. and of MTM’s wholly owned subsidiary BRC Argentina S.A. and majority owned subsidiaries BRC Brasil S.A. and NG LOG Armazens Gerais Ltda. All significant intercompany accounts and transactions have been eliminated. The Company has a 50% interest in the joint ventures WMTM and MTE and an 18.5% interest in Jehin and uses the equity method for reporting the results of these entities.

Prior to February 2001, MTM was owned directly by Mariano and Piero Costamagna. In February 2001, Mariano and Piero Costamagna incorporated BRC S.r.l. and contributed their shareholdings in MTM to BRC S.r.l. This contribution has been accounted for as reorganization under common control under which it is assumed that BRC S.r.l. has been the parent company from January 1, 2001 for all periods presented. Consequently, the carrying amounts of MTM and its subsidiaries were not adjusted at their transfer dates in accounting for the reorganization and the Company’s quota capital has been reported in the consolidated financial statements as if outstanding since January 1, 2001.

On July 22, 2003, the shareholders of BRC completed the sale of 50% of the Company to IMPCO Technologies Inc. (“IMPCO”), a U.S. Company.

On October 25, 2004, IMPCO announced its intention to acquire the remaining 50% of the ownership interests of BRC in exchange for a cash payment of €8.0 million and approximately 5.1 million shares of IMPCO common stock valued at approximately $27.6 million for a total of approximately $37.6 million. In conjunction with the sale of 50% of BRC to IMPCO, BRC has announced its intention to borrow approximately $9.0 million from Italian lenders and then provide to IMPCO an amount equal to approximately $22.0 million in exchange for an intercompany loan agreement such that IMPCO can prepay its Bison secured senior subordinated promissory note in the amount of approximately $21.6 million. As part of the agreement with IMPCO to sell the remaining 50% of BRC, Mariano and Piero Costamagna have been offered three-year employment agreements with IMPCO. Since July 2003, Mariano Costamagna has been a Director of IMPCO.

The Company is a designer, manufacturer and supplier of fuel technology systems for automobiles that enable traditional internal combustion engines to run on alternative fuels such as propane and natural gas.

Unaudited Interim Results

The accompanying consolidated balance sheet as of September 30, 2004 and the consolidated statements of operations and cash flows for the nine months ended September 30, 2003 and 2004 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal, recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the nine months ended September 30, 2003 and 2004. The financial data and other information disclosed in these notes to the consolidated financial statements related to the nine months ended September 30, 2003 and 2004 are unaudited. The results for the nine months ended September 30, 2004 are not necessarily indicative of the results to be expected for the year ended December 31, 2004 or for any other interim period or for any future year.

2. Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the accompanying financial statements. These policies are in conformity with accounting principles generally accepted in the United States and have been consistently applied.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the Untied States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents consist of time deposits and other short-term, highly liquid instruments with maturities of three months or less when acquired and are stated at cost, which approximates fair value.

Inventories

Inventories are stated at the lower of cost and market. Cost is determined using the weighted-average method. Elements of cost in inventories include raw materials, direct labor and manufacturing overhead. Any write-downs of inventory are recorded as an adjustment to the cost basis.

BRC S.R.L.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Property, Plant and Equipment

Property, plant and equipment is stated at cost and depreciated using the straight-line method over the following estimated useful lives:

Buildings	33 years
Machinery and equipment	10 years
Furniture and fittings	5 to 8 years

Impairment of Long-Lived Assets

The Company assesses its long-lived assets (primarily property, plant and equipment) for impairment whenever there is an indication that the carrying amount of the assets may not be recoverable. Recoverability is determined by comparing the estimated undiscounted cash flows expected from these assets to their respective net carrying values. The amount of impairment loss, if any, is measured as the difference between the net book value of the assets and their estimated fair value.

Investments in affiliates

Investments in affiliates which are not majority owned or controlled but for which the Company exercises significant influence are accounted for using the equity method.

Income Taxes

Income taxes provided by each entity are included in the consolidation in accordance with the applicable local laws. Deferred income taxes are accounted for under the liability method, in accordance with SFAS No. 109 Accounting for Income Taxes, and reflect the tax effects of all significant temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements and net operating loss carry-forwards. Valuation allowances are provided against deferred tax assets when it is more likely than not that a tax benefit will not be realized.

Investment tax credits are accounted for as a reduction in current income taxes in the year in which the credit arises.

Foreign Currency Translation

The Company’s reporting currency and functional currency is the Euro. The financial statements of the Company’s subsidiaries are measured using the local currency as the functional currency. With respect to the Brazilian and Argentine subsidiaries, revenues and expenses have been translated into Euros using the average exchange rate for the period and assets and liabilities have been translated using the period-end exchange rate.

The resulting cumulative translation adjustments have been recorded as a separate component of Quotaholder’s equity. Translation adjustments resulting from changes in exchange rates affecting balance sheet and income statement items amount to (losses)/gains of € 64 and €158, for the periods ended September 30, 2003 and 2004, respectively, and are presented as part of accumulated other comprehensive income (loss).

Realized and unrealized foreign currency transaction gains and losses are included in the determination of net income.

Revenue Recognition

Revenues are recognized on product sales when title transfers, which generally corresponds to the date when products are shipped, and when collectibility is reasonably assured. Provisions for returns and other adjustments related to sales are provided in the same period the related sales are recorded on the basis of historical rates of return.

Research and Development Expenses

Research and development expenses are charged to expense as incurred.

Government Grants

The Company receives grants from Italian governmental entities to subsidize certain investments in plant and equipment and research and development expenditures. Grants are recognized when earned and there is no remaining risk of repayment. There is

BRC S.R.L.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

no remaining risk of repayment when the grant conditions are met or when there is no doubt that these conditions will be met in the future. Grants relating to plant and equipment are recorded as a reduction of the cost of the related assets. Grants relating to research and development expenditure are recorded in other revenues.

During the nine months ended September 30, 2003 and 2004, the Company recognized government grants relating to plant and equipment for €0 and €0, respectively, and relating to research and development expenditure for €137 and €100, respectively.

Statement of Cash Flows

Short-term borrowings arise primarily under the Company’s short-term lines of credit with its banks. These short-term obligations are payable on demand. The cash flows from these items are included under the caption “Net change in short-term borrowings” in the Consolidated Statements of Cash Flows.

Shipping and Handling Costs

Shipping and handling costs on product sales are classified in costs for external services and amount to €258 and € 280 for the nine months ended September 30, 2003 and 2004, respectively.

3. Inventory, Net

	December 31, 2003	September 30 2004
Raw materials	€6,189	€6,602
Work in process	203	263
Finished goods	2,501	2,024

Total inventory	8,893	8,889
Inventory valuation reserve	(339)	(430)

Inventory, net of reserve	€8,554	€8,459

4. Property, Plant and Equipment

	December 31, 2003	September 30 2004
Machinery and equipment	€11,813	€11,928
Office furniture and equipment	1,106	1,137
Vehicles	525	602
Other	1,305	1,110

Total property, plant and equipment	14,749	14,777
Accumulated depreciation	(10,524)	(11,040)

Net property, plant and equipment	€4,225	€3,737

BRC S.R.L.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5. Investments in Affiliates

In March 2002, the Company acquired a 18.5% stake in Jehin Engineering Company Ltd., a Korean manufacturer of fuel technology systems for €260. In accordance with the share purchase agreement, BRC was able to appoint a member of the Board of Directors. In view of the influence that BRC gained through board membership, the investment has been accounted for using the equity method. The amount at which the investment is carried equals the amount of underlying equity in net assets.

In January 2004, MTM exercised its put option for the disposal of a 10.5% portion of their shares held in Jehin at a price of €122, which approximates the purchase price net of the change in foreign exchange rate. The ownership of the shares is expected to be transferred in the second half of 2004. No significant gain or loss is anticipated as the put price approximates carrying value.

In October 2001, BRC Brasil Ltda. (“BRC Brasil”) signed a joint venture agreement with White Martin Gases Industriais S.A. (“WM”), a Brazilian company and subsidiary of Praxair, Inc., by which BRC and WM (the “joint venture partners”) agreed to establish a joint venture for the development, manufacture and supply of fuel technology systems in the Brazilian market. Pursuant to the agreement, the joint venture partners agreed to invest jointly up to a maximum of US$4 million in the first three years of operations. In May 2002, the joint venture partners gave effect to the joint venture agreement and established WMTM Equipamentos de Gases Ltda. (“WMTM”) owned 50% by each joint venture partner with an initial cash investment of €819. At the same time the joint venture partners established another 50-50 owned company, BRC Gas Equipment Ltda. (“BRCGE”), with the objective of succeeding BRC Brasil in its activity of importation and sale of BRC’s products on the Brazilian market until such time as WMTM had become fully operational. BRC Brasil subscribed to the creation of BRCGE by contributing the inventories and certain other assets for a value of €717. MTM has also provided a bank guarantee to WMTM for an amount of €1,500, which was subsequently reduced to €819. In exchange for entering into the joint venture agreement, BRC Brasil received from WM US$2.2 million. The agreement also required that BRC Brasil pay WM a certain amount in the event that BRCGE failed to achieve a stipulated level of earnings before interest, income taxes, depreciation and amortization, as defined (“EBITDA”). Conversely, WM would pay BRC Brasil if the EBITDA exceeded the stipulated level of earnings before interest, income taxes, depreciation and amortization, as defined. In 2003, the parties agreed that the stipulated level of EBITDA had not been achieved and, accordingly, BRC Brasil paid €98 and recorded this amount as a reduction of the US$2.2 million. The Company has accounted for this transaction in accordance with EITF 01-2 Interpretations of APB Opinion No. 29 and has recognized a partial gain in 2002 of €953, representing 50% of the excess of the fair value of the assets given up over the carrying value of such assets. The remaining 50% has been recorded as a reduction of the carrying value of the Company’s investment in the joint venture companies.

In August 2003 BRCGE ceased operations and in September 2003 was merged into WMTM. The carrying value of the investment in WMTM at December 31, 2003 in the amount of €605 has been classified as an equity investment.

For all the above investments, the amount at which the investment is carried equals the amount of the underlying equity in net assets.

In August 2003, BRC Brasil and WM each made loans to WMTM in the amount of 5,000,000 Real and each company subsequently made additional loans in the amount of 2,000,000 Real. The total of the loans made by BRC Brasil to WMTM of approximately €1,920 have been classified as loans to affiliated companies.

BRC S.R.L.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

6. Other Comprehensive Income (Loss)

For the nine months ended September 30, 2003 and 2004, the following sets forth comprehensive income (loss) reflected on the consolidated balance sheets as part of quotaholders’ equity (in thousands of euros):

	Nine Months Ended September 30,
	2003	2004
Net income (loss)	€(700)	€1,827
Foreign currency translation adjustment	64	158
Comprehensive income (loss)	€(636)	€1,985

7. Accrued Expenses and Other Current Liabilities

	December 31, 2003	September 30, 2004
Social Security and other contributions	€299	€306
Withholding taxes on payroll and other sundry taxes	308	1,076
Accrued employee compensation	547	921
Warranty provision	200	200
Accrued interest	2	7
Other	214	338

Total accrued expenses and other liabilities	€1,570	€2,848

BRC S.R.L.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

8. Debt Payable

Debt payable is as follows:

	December 31, 2003	September 30, 2004
Loans from Ministry of Industry, pursuant to Law 46/82, for research and development and capital expenditures, repayable in annual installments through 2011, bearing interest at subsidized rate of 3.25%	€1,077	€995
Other loans	42	12

	1,119	1,007
Less: current portion	(143)	(236)

Non-current portion	€976	€771

At September 30, 2004, long-term debt is repayable as follows:

Year ended September 30,
2005		€236
2006		171
2007		115
2008		118
2009 and thereafter		367

Total debt		€1,007

9. Employees Severance Indemnities

The liability for severance indemnities relates primarily to the Company’s employees in Italy. The severance indemnity liability is calculated in accordance with local civil and labor laws based on each employee’s length of service, employment category and remuneration. There is no vesting period or funding requirement associated with the liability. The liability recorded in the balance sheet is the amount that the employee would be entitled to if the employee terminates immediately. The charge to earnings was € 274 and € 281 for the nine months ended September 30, 2003 and 2004, respectively.

BRC S.R.L.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

10. Related Party Transactions

A detail of balances with related parties as of December 31, 2003 and September 30, 2004 is as follows:

	December 31, 2003	September 30 2004
Receivables and advances:
WMTM Equipamentos de Gases	€2,317	€545
BRC Gas Equipment Ltda	—	—
MTE S.r.l	1	14
Jehin Engineering Company Ltd	54	123

Total receivables and advances	€2,372	€682

Payables:
TCN S.r.l	€108	€394
Europlast S.r.l	68	510
MTE S.r.l	185	556

Total payables	€361	€1,460

In 2002 and 2003, the Company sold fuel technology systems to BRCGE for an amount of €882 and €85, respectively.

In 2002 and 2003, the Company sold fuel technology systems to WMTM for an amount of €3,399 and €2,914, respectively.

In 2001, 2002 and 2003, the Company acquired from its affiliate, MTE S.r.l., electronic components for its fuel technology systems for an amount of €746, €1,332 and €1,306, respectively. In 2002 and 2003, the Company paid rent to MTE in the amount of €6 and sold products to MTE in the amount of €37 and €29, respectively.

In 2001, 2002 and 2003, the Company acquired plastic components from Europlast S.r.l. for an amount of €310, €362 and €552, respectively, and iron-made elements from TCN S.r.l. for an amount of €577, €779 and €584, respectively. In 2003, the Company sold products to Europlast and TCN in the amount of €47 and €4, respectively. In 2003, the Company sold products and purchased products from MTM Hydro S.r.l in the amount of €14, and €7, respectively. In 2003, the Company received rent from and sold product to BM2 in the amount of €6 and €40, respectively. Europlast, TCN, MTM Hydro and BM2 are majority owned by the shareholders of the Company.

In 2001, 2002 and 2003, BRC rented an industrial building to TCN for €19, €11 and nil, respectively.

In 2002 and 2003, the Company leased buildings from IMCOS2 S.r.l., a related company, for an amount of €122 and €450, respectively.

BRC S.R.L.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

11. Income Taxes

Italian and foreign income (loss) before income taxes are as follows (in thousands of euros):

	Nine Months Ended September 30,
	2003	2004
Italian	€(184)	€3,216
Foreign	(276)	75

Total Italian and foreign income (loss) before income taxes	€(460)	€3,291

Significant components of the provision for income taxes is as follows:

	Nine Months Ended September 30,
	2003	2004
Current	€240	€1,392
Deferred	—	72

Total provision for income taxes	€240	€1,464

12. Commitments and Contingencies

Litigation

The Company is involved in legal proceedings arising in the normal course of business. Management believes that, based on advice of legal counsel, the outcome of these proceedings will not have any material adverse effect on the Company’s financial statements.

13. Financial Instruments

Off Balance Sheet Risk

The Company does not enter into forward exchange contracts or purchase foreign currency options to hedge firm sales/purchases commitments, anticipated but not yet committed sales/purchases and investments in debt securities denominated in foreign currency.

Concentration of Credit Risks

Financial instruments that potentially subject the Group to concentration of credit risks consist principally of cash investments and trade accounts receivable. The Group maintains cash and cash equivalents and short-term investments with financial institutions located in the various countries in which it operates. The Company selects only financial institutions with high credit standards for use in its investment strategies.

Concentration of credit risks and the risk of accounting loss with respect to trade receivables is generally limited due to the large number of the Company’s end customers. The Company generally does not require collateral with respect to goods and services provided in Italy, but it normally makes sales to foreign customers against secured letters of credit.

BRC S.R.L.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company’s two largest individual customers accounted for 24% and 28%, of net sales for the nine months ended September 30, 2003 and 2004, respectively.

Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in estimating its fair value disclosure for financial instruments:

Cash and cash equivalents—The carrying amount of cash and cash equivalents reported by the Company approximates their fair value.

Accounts receivable and payable—The carrying amount of accounts receivable and payable approximates their fair value.

Short and long-term debt—The fair value of long-term debt, as of September 30, 2003 and 2004, amounted to approximately € 998 and €771, respectively. The carrying amount of the Company’s other borrowings approximate their fair value. The fair values of the Company’s long-term debt are estimated using cash flow analyses, based on the Company’s incremental borrowing rates for similar types of borrowing arrangements.